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AMCORE Financial, Inc. Reports 1st Quarter Loss

ROCKFORD, IL — April 17, 2008

(Numbers in Thousands, Except Per Share Data)

	1st quarter 2008	1st quarter 2007	4th quarter 2007
Net Revenues	$54,583	$59,776	$57,243
Net Income (Loss)	($27,459)	$8,219	$7,530
Diluted Shares	21,952	23,804	22,175
Diluted EPS	($1.25)	$0.35	$0.34

AMCORE Financial, Inc. (Nasdaq: AMFI) announced today a net loss for the first quarter 2008 of $27.5 million, a decrease from net income of $8.2 million in the prior-year period and $7.5 million in the previous quarter. The loss per diluted share for first quarter 2008 was $1.25, a decrease from earnings of $0.35 per diluted share in first quarter 2007, and $0.34 in the previous quarter.

“AMCORE, like most banks with a commercial real estate concentration, experienced rapidly growing non-performing loans in the first quarter. The weakness related primarily to builders and developers, as well as broader commercial real estate,” said William R. McManaman, CEO of AMCORE.

“We clearly recognize this is a very difficult environment for banks. Consequently, we have begun a process of evaluating our disciplines around our lending practices and have already implemented many improvements. We intend to further this process with the advice of independent advisors in order to establish a more disciplined execution environment and to respond to the recommendations of bank regulators. This process has commenced and will be completed before year-end.”

“AMCORE remains well capitalized, with adequate liquidity and has a strong deposit base throughout a solid market footprint,” stated Mr. McManaman.

Headlines

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Net interest income was $36.7 million, or 3.12 percent, of average earning assets in first quarter 2008 compared to $40.4 million, or 3.38 percent, in first quarter 2007, and $39.1 million, or 3.28 percent, of average earning assets in fourth quarter 2007.

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Average loan balances decreased one percent, or $33.7 million, to $3.9 billion compared to first quarter 2007, while average investment securities declined three percent, or $22.8 million. Average bank issued deposits decreased five percent, or $178.0 million, to $3.3 billion compared to the first quarter 2007.

•	Provision for loan losses was $57.2 million, a $54.1 million increase from $3.2 million in first quarter 2007 and a $50.8 increase from $6.4 million in fourth quarter 2007.

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Net charge-offs were $13.6 million, or 1.40 percent of average loans on an annualized basis, compared to $2.8 million and 0.28 percent in first quarter 2007, and $4.8 million and 0.48 percent in fourth quarter 2007, respectively.

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Non-performing loans were $114 million, compared to $37 million at March 31, 2007 and $71 million at December 31, 2007. Non-performing loans include $113 million of non-accrual loans and $1 million of loans 90 days past due and still accruing.

•	Non-interest income decreased $1.5 million compared to first quarter 2007 and $245,000 compared to fourth quarter 2007.

•	Operating expenses remained flat compared to first quarter 2007, but increased $4.2 million compared to fourth quarter 2007.

Revenues

Net revenues decreased $5.2 million to $54.6 million in first quarter 2008 from $59.8 million during the same quarter a year ago and $2.7 million from $57.2 million in the previous quarter. This was primarily due to stagnant net loan growth and a decrease in non-interest income.

Net interest income decreased to $36.7 million in first quarter 2008 from $40.4 million during the same quarter a year ago, and $39.1 million in fourth quarter 2007. The net interest margin decreased 26 basis points to 3.12 percent in first quarter 2008 from 3.38 percent in first quarter 2007, and decreased 16 basis points compared to fourth quarter 2007. Components contributing to the decrease included: the cost of funding the increased pool of non-accrual loans; a write down of nearly $800,000 of interest income from loans that were moved to non-accrual status during the quarter; and a seasonal reduction in bank-issued deposits.

Total non-interest income decreased $1.5 million compared to first quarter 2007 and decreased $245,000 compared to fourth quarter 2007. The first quarter 2008 amount included $1.01 million gain related to a distribution as a member of the VISA, Inc. organization and compares to a $2.4 million gain on the sale of the Originated Mortgage Servicing Rights portfolio in first quarter 2007.

 Operating Expenses

Total operating expenses remained flat compared to first quarter 2007, but increased $4.2 million compared to fourth quarter 2007. Expenses in first quarter 2008 included a $3.1 million expense relating to unfunded loan commitments and $1.7 million in charges related to executive retirement and other severance costs.

Operating expenses in first quarter 2007 included personnel costs of $1.4 million relating to separation costs for mortgage servicing employees, an executive officer resignation, and a director’s supplemental retirement plan close out, and $2.3 million debt extinguishment expenses from a trust preferred securities redemption. Net occupancy and equipment expenses increased $526,000 in first quarter 2008 compared to first quarter 2007 primarily due to branch expansion, and were essentially offset by lower advertising and business development costs.

In first quarter 2008, AMCORE opened two branches in the suburban Chicago communities of Mt. Prospect and Wheaton.

Asset Quality & Loan Loss

The percentage of total non-performing assets to total assets was 2.25 percent at March 31, 2008, up from 0.73 percent at March 31, 2007 and 1.45 percent at December 31, 2007. AMCORE’s loan portfolio has been heavily concentrated in commercial real estate, specifically in construction and land development loans and non-residential commercial real estate loans. Construction and land development loans represent about 24 percent of total commercial loans outstanding and 19 percent of total loans. Of the specific allocations made in provision levels, 69 percent are from this portfolio.

Loans 90 days past due and still accruing decreased $5.7 million compared to first quarter 2007, and $28.7 million compared to the previous quarter.

Net charge-offs were $13.6 million, an increase of $10.9 million from first quarter 2007 and an increase of $8.9 million from fourth quarter 2007. Net charge-offs were 140 basis points of average loans on an annualized basis during first quarter 2008, compared to 28 basis points for first quarter 2007 and 48 basis points for fourth quarter 2007. The charged-off amounts during the quarter are primarily residential real estate development loans and commercial investment properties.

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Provision for loan losses was $57.2 million, a $54.1 million increase from $3.2 million in first quarter 2007 and a $50.8 increase from $6.4 million in fourth quarter 2007, due to weakening in the residential and commercial real estate market. An additional $3.1 million reserve relating to unfunded loan commitments was recorded during the quarter and is reflected in the other category of operating expenses.

Regulatory and Compliance Update

On March 11, 2008, the Office of the Comptroller of the Currency (OCC) notified the Bank of its intent to enter into a written agreement to formalize the Bank’s commitment to address weaknesses in the Bank's commercial lending area. The terms of such agreement will likely include requirements for the Bank to improve credit underwriting and administration practices, among other things.

On April 14, 2008, the Company was notified by the OCC that the OCC has terminated the Consent Order issued on August 10, 2006, regarding the Bank Secrecy Act compliance program and the Formal Agreement issued on May 31, 2005 regarding the Bank’s consumer compliance program. “This is excellent news and demonstrates our Company’s commitment to compliance,” said Mr. McManaman.

Share Repurchase

The Company did not repurchase any shares during the quarter. The current authorization expires on May 3, 2008.

Additional financial data for the Company’s earnings call will be available in the presentation section of the Investor Relations page on the Company’s website at www.AMCORE.com.

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.2 billion with 80 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company’s officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE’s management and on information currently available to such management. The use of the words “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “may”, “will” or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V)ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayments; (VII) general economic and business conditions which are less favorable than expected; (VIII)equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII)changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of ”critical accounting estimates”; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems; and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

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AMCORE common stock is listed on The NASDAQ Stock Market under the symbol “AMFI.” Further information about AMCORE Financial, Inc. can be found at the Company’s website at www.AMCORE.com.

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AMCORE Financial, Inc.
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

($ in 000's except per share data) SHARE DATA	1st Qtr. 2008	4th Qtr. 2007	3rd Qtr. 2007	2nd Qtr. 2007	1st Qtr. 2007	1Q/4Q Inc(Dec)	1Q 08/07 Inc(Dec)
Diluted earnings per share:	$(1.25)	$0.34	$0.08	$0.46	$0.35	(468%)	(457%)
Cash dividends	$0.185	$0.185	$0.185	$0.185	$0.185	0%	0%
Book value	$15.67	$16.80	$16.76	$16.58	$16.89	(7%)	(7%)
Average diluted shares outstanding	21,952	22,175	22,657	23,098	23,804	(1%)	(8%)
Ending shares outstanding	21,953	21,940	22,480	22,922	23,507	0%	(7%)

INCOME STATEMENT

Total Interest Income	$75,801	$83,865	$87,592	$86,817	$85,742	(10%)	(12%)
Total Interest Expense	39,117	44,766	47,221	46,099	45,346	(13%)	(14%)
Net interest income	36,684	39,099	40,371	40,718	40,396	(6%)	(9%)

Provision for loan losses	57,229	6,400	15,281	4,227	3,179	794%	1700%

Non-interest income:
Investment management & trust	4,307	4,495	4,519	3,671	4,080	(4%)	6%
Service charges on deposits	7,334	8,001	7,852	7,436	6,329	(8%)	16%
Net mortgage revenues	345	191	234	509	859	81%	(60%)
Company owned life insurance	1,236	1,481	1,747	1,247	954	(17%)	30%
Brokerage commission	1,313	1,013	1,107	1,191	863	30%	52%
Bankcard fee income	2,005	2,060	1,995	1,947	1,860	(3%)	8%
Gain on sale of loans	-	1	-	1	241	N/M	N/M
Net security (losses) gains	1,010	(346)	(5,574)	-	-	(392%)	0%
Other	349	1,248	2,145	3,446	4,194	(72%)	(92%)
Total non-interest income	17,899	18,144	14,025	19,448	19,380	(1%)	(8%)

Operating expenses:
Personnel costs	24,374	22,278	22,188	23,998	26,460	9%	(8%)
Net occupancy & equipment	6,842	6,280	6,167	5,852	6,316	9%	8%
Data processing	915	884	843	955	687	4%	33%
Professional fees	2,383	2,061	2,503	1,904	1,929	16%	24%
Communication	1,259	1,280	1,385	1,270	1,323	(2%)	(5%)
Advertising & business development	708	1,400	794	835	1,137	(49%)	(38%)
Other	8,418	6,566	5,180	5,734	7,130	28%	18%
Total operating expenses	44,899	40,749	39,060	40,548	44,982	10%	(0%)

Income before income taxes	(47,545)	10,094	55	15,391	11,615	N/M	(509%)
Income tax (benefit) expense	(20,086)	2,564	(1,834)	4,788	3,396	(883%)	(691%)
Net Income	$(27,459)	$7,530	$1,889	$10,603	$8,219	(465%)	(434%)

KEY RATIOS AND DATA	1st Qtr. 2008	4th Qtr. 2007	3rd Qtr. 2007	2nd Qtr. 2007	1st Qtr. 2007	Basis Point Change	Basis Point Change

Net interest margin (FTE)	3.12%	3.28%	3.35%	3.39%	3.38%	(16)	(26)

Return on average assets	-2.13%	0.58%	0.14%	0.81%	0.63%	(271)	(276)
Return on average equity	-29.44%	7.94%	1.97%	10.99%	8.34%	(3738)	(3778)
Efficiency ratio	82.26%	71.19%	71.81%	67.39%	75.25%	1107	701
Equity/assets (end of period)	6.64%	7.10%	7.16%	7.17%	7.54%	(46)	(90)

Allowance to loans (end of period)	2.48%	1.35%	1.31%	1.01%	1.04%	113	144
Allowance to non-accrual loans	86%	130%	187%	133%	137%	(4405)	(5094)
Allowance to non-performing loans	85%	75%	125%	108%	112%	975	(2674)
Non-accrual loans to loans	2.89%	1.04%	0.70%	0.76%	0.76%	185	213
Non-performing assets to total assets	2.25%	1.45%	0.89%	0.78%	0.73%	80	152

($ in millions)
Total assets under administration	$2,712	$2,728	$2,789	$2,817	$2,711	(1%)	0%
Mortgage loans closed	$74	$51	$64	$87	$75	45%	(1%)
Mortgage servicing rights, net	$0.1	$0.1	$0.1	$1.2	$0.7	0%	(86%)

N/M = not meaningful

AMCORE Financial, Inc.
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(Unaudited)

($ in 000's)	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	1Q/4Q	1Q 08/07	Ending
AVERAGE BALANCE SHEET	2008	2007	2007	2007	2007	Inc(Dec)	Inc(Dec)	Balances
Assets:
Investment securities , at cost	$874,672	$871,626	$860,426	$868,713	$897,511	0%	(3%)	$909,085
Short-term investments	5,472	6,856	4,814	3,584	19,127	(20%)	(71%)	1,517
Loans held for sale	8,565	6,653	8,514	13,477	12,305	29%	(30%)	9,286
Loans: Commercial	774,482	776,557	803,529	809,739	803,570	(0%)	(4%)	783,176
Commercial real estate	2,346,154	2,358,906	2,382,397	2,389,201	2,354,882	(1%)	(0%)	2,336,499
Residential real estate	473,545	488,532	491,982	495,046	498,427	(3%)	(5%)	447,201
Consumer	335,272	319,808	316,879	312,404	306,268	5%	9%	336,166
Total loans	$3,929,453	$3,943,803	$3,994,787	$4,006,390	$3,963,147	(0%)	(1%)	$3,903,042
Total earning assets	$4,818,162	$4,828,938	$4,868,541	$4,892,164	$4,892,090	(0%)	(2%)	$4,822,930

Allowance for loan losses	(53,982)	(52,499)	(42,354)	(43,069)	(41,653)	3%	30%	(96,732)
Goodwill	6,148	6,148	6,148	6,148	6,148	0%	0%	6,148
Other non-earning assets	404,324	412,641	414,042	410,019	399,135	(2%)	1%	444,176
Total assets	$5,174,652	$5,195,228	$5,246,377	$5,265,262	$5,255,720	(0%)	(2%)	$5,176,522
Liabilities and Stockholders' Equity:
Non-interest bearing deposits	$479,571	$496,301	$499,550	$502,813	$492,766	(3%)	(3%)	$489,695
Interest bearing deposits	1,824,232	1,873,883	1,809,846	1,786,600	1,784,489	(3%)	2%	1,899,839
Time deposits	994,795	1,067,981	1,130,992	1,161,978	1,199,365	(7%)	(17%)	946,201
Total bank issued deposits	$3,298,598	$3,438,165	$3,440,388	$3,451,391	$3,476,620	(4%)	(5%)	$3,335,735
Wholesale deposits	593,083	620,500	649,906	648,270	746,629	(4%)	(21%)	601,946
Short-term borrowings	485,708	327,678	294,584	323,911	157,511	48%	208%	495,116
Long-term borrowings	367,492	368,657	421,826	389,008	406,936	(0%)	(10%)	343,872
Total wholesale funding	$1,446,283	$1,316,835	$1,366,316	$1,361,189	$1,311,076	10%	10%	$1,440,934
Total interest bearing liabilities	4,265,310	4,258,699	4,307,154	4,309,767	4,294,930	0%	(1%)	4,286,974
Other liabilities	54,695	64,144	59,949	65,784	68,126	(15%)	(20%)	55,915
Total liabilities	$4,799,576	$4,819,144	$4,866,653	$4,878,364	$4,855,822	(0%)	(1%)	$4,832,584
Stockholders' equity	373,870	377,775	391,731	396,666	411,131	(1%)	(9%)	341,141
Other comprehensive loss	1,206	(1,691)	(12,007)	(9,768)	(11,233)	(171%)	(111%)	2,797
Total stockholders' equity	375,076	376,084	379,724	386,898	399,898	(0%)	(6%)	343,938
Total liabilities & stockholders' equity	$5,174,652	$5,195,228	$5,246,377	$5,265,262	$5,255,720	(0%)	(2%)	$5,176,522

CREDIT QUALITY
Ending allowance for loan losses	$96,732	$53,140	$51,500	$40,714	$41,308	82%	134%
Net charge-offs	13,636	4,760	4,495	4,821	2,784	186%	390%
Net charge-offs to avg loans (annualized)	1.40%	0.48%	0.45%	0.48%	0.28%	192%	400%
Non-performing assets:
Non-accrual loans	$112,945	$40,972	$27,603	$30,683	$30,242	176%	273%
Loans 90 days past due & still accruing	1,107	29,826	13,571	7,024	6,790	(96%)	(84%)
Total non-performing loans	114,052	70,798	41,174	37,707	37,032	61%	208%
Foreclosed real estate	2,422	4,108	5,251	3,553	1,205	(41%)	101%
Other foreclosed assets	246	201	236	164	231	22%	6%
Total non-performing assets	$116,720	$75,107	$46,661	$41,424	$38,468	55%	203%
YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)	4.71%	4.61%	4.56%	4.42%	4.43%
Short-term investments	4.04%	5.31%	6.61%	6.27%	5.64%
Loans held for sale	6.54%	7.61%	6.51%	5.68%	4.86%
Loans: Commercial	6.78%	7.80%	8.24%	8.27%	8.23%
Commercial real estate	6.66%	7.42%	7.75%	7.76%	7.80%
Residential real estate	6.40%	6.94%	7.13%	7.03%	7.05%
Consumer	7.93%	7.96%	7.76%	7.69%	7.53%
Total loans (FTE)	6.76%	7.48%	7.77%	7.77%	7.77%
Total interest earning assets (FTE)	6.38%	6.96%	7.20%	7.17%	7.14%
Liabilities:
Interest bearing deposits	2.42%	3.23%	3.44%	3.30%	3.25%
Time deposits	4.36%	4.58%	4.70%	4.69%	4.65%
Total bank issued deposits	3.11%	3.72%	3.92%	3.85%	3.82%
Wholesale deposits	5.02%	5.11%	5.13%	5.11%	5.16%
Short-term borrowings	4.02%	4.80%	5.08%	5.09%	4.85%
Long-term borrowings	5.55%	5.63%	5.61%	5.62%	5.85%
Total wholesale funding	4.82%	5.18%	5.27%	5.25%	5.34%
Total interest bearing liabilities	3.69%	4.17%	4.35%	4.29%	4.28%
Net interest spread	2.69%	2.79%	2.85%	2.88%	2.86%
Net interest margin (FTE)	3.12%	3.28%	3.35%	3.39%	3.38%

FTE adjustment (000's)	$746	$701	$657	$619	$608